                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-67690), S-8 (No. 333-59580), S-8 (No.333-57310),
S-8 (No.333-45396), S-8 (No.333-83073) and S-8 (No. 333-90732) of Paradyne
Networks, Inc. of our report dated January 28, 2003 relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tampa, Florida
March 20, 2003